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                                                                    EXHIBIT 99.1


NEWS RELEASE -- For Immediate Release                             (VISTEON LOGO)


VISTEON COMPLETES TRANSACTION WITH FORD, STRENGTHENS COMPETITIVE STRUCTURE IN NORTH AMERICA

VAN BUREN TOWNSHIP, Mich., Oct. 1, 2005 - Visteon Corporation (NYSE: VC) has completed a transaction with Ford Motor Company that establishes a more competitive structure for Visteon's North American manufacturing operations and allows the global automotive supplier to focus resources on core products. The two companies closed the transaction early today after announcing definitive agreements on Sept. 13 that were closely aligned with a memorandum of understanding reached in May.

Upon completion of the transaction, 23 facilities in North America transferred from Visteon to a Ford-managed business entity, Automotive Components Holdings, LLC. Under the agreements, Visteon terminated its arrangement to lease about 18,000 Ford-United Auto Workers hourly employees who work in these facilities.

The transaction reshapes Visteon from a company with 2004 revenue of $18.7 billion to a leaner, more competitive $11.4 billion organization, based on estimated 2005 pro forma revenue. Visteon will focus its engineering and capital resources on products that have been generating most of its new business with vehicle manufacturers around the world -- interiors, climate control and electronics, including lighting. Visteon remains one of the world's major automotive suppliers, with approximately 50,000 employees in 170 facilities in 24 countries.

"Completing this transaction gives Visteon a more cost-competitive North American structure, a more balanced customer portfolio and a more evenly distributed regional revenue mix," said Chairman and Chief Executive Officer Mike Johnston. "We still have much work to do, including significant additional restructuring actions over the next several years, to achieve sustainable success in a highly competitive industry."

Visteon launched a new organization to support the operations of Automotive Components Holdings in areas such as manufacturing, customer support, product development, materials management/purchasing, quality, finance, human resources, information technology and facilities management. Approximately 5,000 salaried Visteon employees in North America now support Automotive Components Holdings, which will reimburse Visteon for the cost of these employees.

The plants and facilities that transferred from Visteon to Automotive Components Holdings include 13 facilities in Michigan; two each in Ohio and Tennessee; one each in Indiana, Missouri and Oklahoma; and three in Mexico.

Visteon Corporation is a leading global automotive supplier that designs, engineers and manufactures innovative climate control, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Kerpen, Germany; the company has more than 170 facilities in 24 countries and employs approximately 50,000 people.

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
Contact(s):
MEDIA INQUIRIES              INVESTOR INQUIRIES                                         Visteon Corporation
Jim Fisher                   Derek Fiebig                                               One Village Center Drive
734-710-5557                 734-710-5800                                               Van Buren Twp., Mich., 48111
jfishe89@visteon.com         dfiebig@visteon.com
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      Visteon news releases, photographs and product specification details are available at www.visteon.com

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including the automotive vehicle production volumes and schedules of our customers, and in particular Ford's North American vehicle production volumes; our ability to satisfy our future capital and liquidity requirements and comply with the terms of our credit agreements; the results of the investigation being conducted by Visteon's Audit Committee and the company's inability to make timely filings with the SEC; the financial distress of our suppliers; our ability to implement, and realize the anticipated benefits of, restructuring and other cost-reduction initiatives and our successful execution of internal performance plans and other productivity efforts; charges resulting from restructurings, employee reductions, acquisitions or dispositions; our ability to offset or recover significant material surcharges; the effect of pension and other post-employment benefit obligations; as well as those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the year-ended December 31, 2004). We assume no obligation to update these forward-looking statements.